Exhibit 1.1

American Trust Investment Services, Inc.

1244 119th St

Whiting, Indiana 46394

www.amtruinvest.com/

April 01, 2025

STRICTLY CONFIDENTIAL

Nova LifeStyle, Inc.

6565 E. Washington Blvd.,

Commerce, CA 90040

Re: Engagement letter for proposed follow-on Private Placement Offering

Dear Sirs:

This engagement letter (the “Agreement” or “Engagement Letter”) constitutes the agreement between American Trust Investment Services, Inc. (“ATIS” or the “Placement Agent”) and Nova LifeStyle, Inc. (the “Company”), pursuant to which ATIS shall serve as the exclusive placement agent for the Company, in connection with a proposed offering of securities of the Company (the “Securities”) on a reasonable “best efforts” basis, during the Term (as hereinafter defined) of this Agreement, including, but not limited to, (i) Company’s shares of common stock, par value $0.001 per share (the “Shares”) and/or (ii) warrants to purchase the Shares (the “Offering”), with the intention to raise approximately USD$8,000,000. The terms of the Offering shall be mutually agreed upon by the Company and the purchaser(s) of the Securities to be documented by the Purchase Agreement (as defined herein) at a later time and nothing herein constitutes that ATIS would have the power or authority to bind the Company or impose an obligation for the Company to issue any Securities or complete the Offering. It is understood that ATIS’ assistance in the Offering will be subject to the satisfactory completion of such investigation and inquiry into the affairs of the Company as ATIS deems appropriate under the circumstances and to the receipt of all internal approvals of ATIS in connection with the transaction. The date of the closing of the Offering shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that the execution of this Agreement does not constitute a commitment by ATIS to purchase the Securities and does not ensure the successful offering of the Securities or any portion thereof or the success of ATIS with respect to securing any other financing on behalf of the Company. ATIS may retain other brokers or dealers to act as co-placement agents, or sub-agents or selected dealers on its behalf in connection with the Offering.

The Offering is expected to be a private placement of Securities which shall be covered by a registration statement on Form S-1 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”). Collectively, the Company and ATIS will be referred to below as the “Parties.”

TERMS OF ENGAGEMENT

1. Term and Termination. The term of ATIS’ engagement will begin on the date hereof and end on        , 2025 (the “Term”). Subject to the terms contained herein, the Company agrees that the provisions relating to the payment of fees, reimbursement of expenses, right of first refusal, tail, indemnification and contribution, confidentiality, governing law, jurisdiction and waiver of the right to trial by jury will survive any termination or expiration of this Agreement. Notwithstanding anything to the contrary contained herein, the Company may only terminate this Agreement for Cause. As used herein, “the term “Cause” means as reasonably determined by the Company (i) general incompetence or non-performance, (ii) failure to fulfill the Placement Agent’s obligations, (iii) gross negligence or willful misconduct or (iv) unable to perform the Placement Agent’s obligations under this Agreement for legal or regulatory purposes, and such termination will be in compliance with FINRA Rule 5110(g)(5)(B)(i). Notwithstanding anything to the contrary contained in this Agreement, in the event that the Offering pursuant to this Agreement shall not be carried out for any reason whatsoever during the Term, the Company shall be obligated to pay to ATIS its actual and accountable out-of-pocket expenses related to the Offering (including the reasonable fees and disbursements of ATIS’ legal counsel), and, if applicable, for electronic road show service used in connection with the Offering, subject to a maximum of $50,000. During ATIS’ engagement hereunder: (i) the Company will not, and will not permit its representatives to, other than in coordination with ATIS, contact or solicit institutions, corporations or other entities or individuals as potential purchasers of the Securities or investment banks in connection with the Offering and (ii) the Company will not pursue any financing transaction which would be in lieu of the Offering. Furthermore, the Company agrees that during ATIS’ engagement hereunder, all inquiries from prospective investors will be referred to ATIS. Additionally, the Company represents, warrants and covenants that no brokerage or finder’s fees or commissions are or will be payable by the Company or any subsidiary of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other third-party with respect to the Offering.

2. Information; Reliance. The Company shall furnish, or cause to be furnished, to ATIS all information requested by ATIS for the purpose of rendering services hereunder and conducting due diligence (all such information being the “Information”). In addition, the Company agrees to make available to ATIS upon request from time to time the officers, directors, accountants, counsel and other advisors of the Company. The Company recognizes and confirms that ATIS (a) will use and rely on the Information, including any documents provided to investors in each Offering (the “Offering Documents”), and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (b) does not assume responsibility for the accuracy or completeness of the Offering Documents or the Information and such other information; and (c) will not make an appraisal of any of the assets or liabilities of the Company. Upon reasonable request, the Company will meet with ATIS or its representatives to discuss all information relevant for disclosure in the Offering Documents and will cooperate in any investigation undertaken by ATIS thereof, including any document included or incorporated by reference therein. In connection with the Offering, at the reasonable request of ATIS, the Company shall deliver such legal letters (including, without limitation, negative assurance letters), opinions, comfort letters, officers’ and secretary certificates and good standing certificates, all in form and substance reasonably satisfactory to ATIS and its counsel as is customary for such Offering. ATIS shall be a third party beneficiary of any representations, warranties, covenants, closing conditions and closing deliverables made by the Company in any Offering Documents, including representations, warranties, covenants, closing conditions and closing deliverables made to any investor in an Offering.

3. Related Agreements. At each Offering, the Company shall enter into the following additional agreements, as applicable:

(a) Best Efforts Offering. The Offering is on a best efforts basis, and the sale of Securities to the investors in the Offering will be evidenced by a purchase agreement (“Purchase Agreement”) between the Company and such investors in a form reasonably satisfactory to the Company and ATIS. ATIS shall be a third party beneficiary with respect to the representations, warranties, covenants, closing conditions and closing deliverables included in the Purchase Agreement. Prior to the signing of any Purchase Agreement, officers of the Company with responsibility for financial affairs will be available to answer inquiries from prospective investors.

(b) FINRA Amendments. Notwithstanding anything herein to the contrary, in the event that ATIS determines that any of the terms provided for hereunder shall not comply with a FINRA rule, including but not limited to FINRA Rule 5110, then the Company shall agree to amend this Agreement (or include such revisions in the final Purchase Agreement) in writing upon the request of ATIS to comply with any such rules; provided that any such amendments shall not provide for terms that are less favorable to the Company than are reflected in this Agreement.

4. Limitation of Engagement to the Company. The Company acknowledges that ATIS has been retained only by the Company, that ATIS is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of ATIS is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against ATIS or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), employees or agents. Unless otherwise expressly agreed in writing by ATIS, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of ATIS, and no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by ATIS to the Company in connection with ATIS’ engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. ATIS shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by ATIS.

5. Limitation of ATIS’ Liability to the Company. ATIS and the Company further agree that neither ATIS nor any of its affiliates or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by ATIS and that are finally judicially determined to have resulted solely from the bad faith, fraud, gross negligence or willful misconduct of ATIS.

6. Right of First Refusal. If, from the date hereof until the 6-month anniversary following consummation of the Offering (subject to FINRA Rule 5110(g)(6)(A)), the Company or any of its subsidiaries (a) decides to dispose of or acquire business units or acquire any of its outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend or distributions or a spin-off or split-off, ATIS (or any affiliate designated by ATIS) shall have the right to act as the Company’s exclusive financial advisor for any such transaction; or (b) decides to finance or refinance any indebtedness, ATIS (or any affiliate designated by ATIS) shall have the right to act as the sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (c) decides to raise funds by means of a public offering (including at the market offerings) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities, ATIS (or any affiliate designated by ATIS) shall have the right to act as the sole book-running manager, sole underwriter or sole placement agent for such financing. If ATIS or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction.

7. Tail. ATIS shall be entitled to compensation under clause 9 hereunder, calculated in the manner set forth therein, with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that any capital or funds in such Tail Financing is provided to the Company directly or indirectly by investors whom ATIS had contacted or introduced to the Company during the Term, if such Tail Financing is consummated at any time within the 6-month period following the expiration or termination of this Agreement. The Company and ATIS shall agree upon a list of such investors upon expiration or termination of this Agreement or the placement agreement, as applicable.

8. Independent Investigation. The Company shall be responsible for making its own independent investigation and assessment of the risks, benefits and suitability of the Offering contemplated by this Engagement Letter and ATIS will have no responsibility or liability with respect thereto.

9. Compensation; Reimbursement. The Company shall compensate ATIS, as follows:

(a) Cash Fee. In consideration of the services to be provided for hereunder, the Company will pay ATIS and/or its designees a cash fee of (a) 7.0% of the aggregate gross proceeds received from the Offering (the “Gross Proceeds”) plus (b) an additional non-accountable expense fee of 1.0% of the Gross Proceeds.

(b) Expenses. The Company shall be responsible for all of ATIS’ reasonable travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal counsel in connection with the Offering, subject to applicable FINRA rules and regulations. The Placement Agent’s expenses for the purpose of an offering shall be up to a maximum of $150,000 in the event of a closing, and $50,000 in the event of no closing. For the avoidance of doubt, all fees and expenses payable to the Placement Agent pursuant to this Engagement Letter are to be made in united states dollars, free and clear of any set-off, deductions, withholdings, claims or applicable taxes. The Company shall pay ATIS an upfront $50,000 prepaid due diligence fee. (the “Advance”). The Advance shall be applied towards out-of-pocket accountable expense set forth herein provided always that any portion of the Advance shall be returned to the Company to the extent not actually incurred.

10. Lock-Ups. All of the Company’s directors and officers and holders of 5% or more of the Company’s outstanding shares of common stock as of the effective date of the Offering will enter into customary “lock-up” agreements in favor of ATIS for a period of six (6) months from the date of the Offering, and (ii) each of the Company and any successors of the Company will agree, for a period of six (6) months from the Closing, that each will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, other than the filing of a registration statement on Form S-8 or any successor form thereto with respect to the registration of securities to be offered under any employee benefit or equity incentive plans of the Company; provided however, the foregoing restrictions shall not apply to the following: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; (ii) the issuance of securities upon conversion or exercise of options, warrants or convertible securities outstanding as of the date hereof; and (iii) the issuance of equity securities in connection with an acquisition or a strategic relationship and the recipients of the equity securities in such acquisition or relationship will be subject to the same lock-up as provided herein for the period from the date of issuance to the end of the Company’s lock-up period.

11. Publicity. In the event of the consummation or public announcement of the Offering, ATIS shall have the right to disclose its participation in such Offering, including, without limitation, the Offering at its cost of “tombstone” advertisements in financial and other newspapers and journals.

12. Governing Law; Jurisdiction. The Company represents that it is free to enter into this Engagement Letter and the transactions contemplated hereby, that it will act in good faith, and that it will not hinder ATIS’ efforts hereunder. This Engagement Letter will be deemed to have been made and delivered in New York City and both the binding provisions of this Engagement Letter and the transactions contemplated hereby and by the Purchase Agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of ATIS and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Engagement Letter and/or the transactions contemplated hereby will be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Placement Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address will be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon ATIS mailed by certified mail to ATIS’ address will be deemed in every respect effective service process upon ATIS, in any such suit, action or proceeding. Notwithstanding any provision of this Engagement Letter to the contrary, the Company agrees that neither ATIS nor its affiliates, and the respective officers, directors, employees, agents and representatives of ATIS, its affiliates and each other person, if any, controlling ATIS or any of its affiliates, will have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by us that are finally judicially determined to have resulted from the bad faith or gross negligence of such individuals or entities. ATIS will act under this Engagement Letter as an independent contractor with duties to the Company.

13. [Intentionally Omitted].

14. No Commitment. The Company agrees and acknowledges that this Engagement Letter does not constitute, and shall not be construed as, an undertaking or commitment on the part of the Company to issue, and on the part of the Placement Agent to acquire, subscribe, place or underwrite, the Shares, except upon the execution of an Underwriting Agreement. Nothing in this Engagement Letter obliges the Placement Agent to place, acquire, subscribe or underwrite any investments, lend monies, approve any financial promotion or provide any public recommendation.

15. Offering Closing Conditions. The closing of the Offering will be conditional upon: (i) the existence of market conditions that in the reasonable opinion of the Placement Agent are satisfactory for launching the Offering; (ii) the Offering size and structure, and offering price, mutually acceptable to the Company and the Placement Agent; (iii) approval of the internal commitment committee of the Placement Agent; (iv) the Purchase Agreement executed, at the time of pricing and after the conclusion of book-building process, on terms mutually acceptable to the Company and the investors and in compliance with all applicable laws in carrying out the activities connected with the Offering; and (v) fulfillment by the Company of its obligations under the Purchase Agreement, including but not limited to, the approval of the Offering by the board of directors of the Company and the shareholders of the Company, if necessary; (vi) issuance of all necessary authorizations from all relevant regulatory authorities; (vii) the delivery to the Placement Agent of legal opinions from the legal advisers of the Company (including a disclosure letter pursuant to Rule 10b-5 of the Exchange Act, where required by the Placement Agent), as the Placement Agent may reasonably request; and (viii) auditor comfort letters from the Company’s auditors, as the Placement Agent may reasonably request.

16. Indemnity.

(a) In connection with the Company’s engagement of ATIS hereunder, the Company hereby agrees to indemnify and hold harmless ATIS and its affiliates, and the respective controlling persons, directors, officers, members, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, whether or not the Company is a party thereto (collectively a “Claim”), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of ATIS, or (B) otherwise relate to or arise out of ATIS’ activities on the Company’s behalf under ATIS’ engagement, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the bad faith, fraud, gross negligence or willful misconduct of any such Indemnified Person for such Claim. The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of ATIS except for any Claim incurred by the Company as a result of such Indemnified Person’s bad faith, fraud, gross negligence or willful misconduct.

(b) The Company further agrees that it will not, without the prior written consent of ATIS which consent shall not be unreasonably withheld, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

(c) Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel for such Indemnified Person and the payment of the fees and expenses of such counsel, provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person and provided further that if the legal counsel to such Indemnified Person reasonably determines that the use of counsel chosen by the Company to represent such Indemnified Person would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, such Indemnified Person will employ its own separate counsel (including local counsel, if necessary) to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. If such Indemnified Person does not request that the Company assume the defense of such Claim, such Indemnified Person will employ its own separate counsel (including local counsel, if necessary) to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Person shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

(d) The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not ATIS is the Indemnified Person), the Company and ATIS shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and ATIS on the other, in connection with ATIS’ engagement referred to above, subject to the limitation that in no event shall the amount of ATIS’ contribution to such Claim exceed the amount of fees actually received by ATIS from the Company pursuant to ATIS’ engagement. The Company hereby agrees that the relative benefits to the Company, on the one hand, and ATIS on the other, with respect to ATIS’ engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company pursuant to the applicable Offering (whether or not consummated) for which ATIS is engaged to render services bears to (b) the fee paid or proposed to be paid to ATIS in connection with such engagement.

(e) The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Person may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.

17. Company Undertakings. The Company undertakes and agrees to provide the Placement Agent and its appointed legal counsel and other advisors, if any, with such data, information and documents in its possession or power which are necessary in order to comply with any law, regulations or orders by the relevant authorities or are otherwise necessary, in the reasonable judgment of the Placement Agents, in order to carry out the mandate granted hereunder (including, inter alia, for the purpose of carrying out a full due diligence process) or to ensure the success of the Offering. The Company undertakes and agrees to inform the Placement Agents, as soon as reasonably practicable upon becoming aware of any developments relating to the operations and business of the Company, its relevant affiliates, which may impact upon the provision of services by the Placement Agent pursuant to the terms of this Engagement Letter or if they become aware that any information provided to the Placement Agent are, or have become either untrue, inaccurate or misleading in any material respect.

18. Company Information. The Company recognizes that, in providing services pursuant to this letter, the Placement Agent and any Co-placement agent will rely upon and assume, without independent verification, (i) the accuracy and truth of all of the financial, accounting and other information provided by or on behalf of the Company for purposes of the Offering and (ii) that they have been provided by the Company with, or access to, all financial information which, in the Company’s judgment, is material for purposes of their activities in connection with the Offering. The Company hereby accepts responsibility for the accuracy and truthfulness in any material with respect to the information provided to the Placement Agent or their legal advisors appointed in connection with the Offering. This responsibility also extends to the information contained in the Admission Document or otherwise, which are issued by the Company until such time as the Offering has been completed. For the avoidance of doubt, the Placement Agent shall have no liability to the Company, or its directors, officers, employees, shareholders, affiliates or creditors for the use of such information solely for purpose of the Offering.

19. Access. The Company undertakes and agrees that the Placement Agent shall at all times and as it deems appropriate have reasonable access to the directors and other staff of the Company and, with prior approval, to the external advisors thereof.

20. Confidentiality of this Agreement. Each Party agrees to keep confidential the terms of this Engagement Letter and agrees that no public announcement or communication relating to the subject matter of this Engagement Letter shall be issued or released without the prior written consent of the other Parties. The Placement Agent shall, and shall cause its representatives, including legal advisors, to keep confidential non-public information provided by or on behalf of the Company in connection with this Engagement Letter or the Offering.

21. No Third-Party Disclosure. Any document, written or oral advice, analysis or opinion provided by the Placement Agent in connection with the Offering is exclusively for the information of the Company and may not be disclosed to any third party, quoted, reproduced summarized or referred to publicly, in whole or in part, without prior written consent, other than to the Company and its affiliates, and their respective officers, directors, employees, agents, advisors, counsels and representatives.

22. No Duty to Disclose. The Placement Agent shall not be under a duty to disclose to the Company or to take into account for the Company’s benefit, any non-public information acquired in the course of carrying on any business for, or in connection with the provision of services to, a party other than the Company or which is otherwise subject to any confidentiality obligation to another person.

23. Notices. All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery or e-mail, if sent to ATIS, at the address set forth on the first page hereof, e-mail: ib@amtruinvest.com, Attention: Head of Investment Banking, and if sent to the Company, to the address set forth on the first page hereof, e-mail: [●], Attention: [●]. Notices sent by certified mail shall be deemed received five days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, notices sent by e-mail shall be deemed received as of the date and time they were sent.

24. Conflicts. The Company acknowledges that ATIS and its affiliates may have and may continue to have investment banking and other relationships with parties other than the Company pursuant to which ATIS may acquire information of interest to the Company. ATIS shall have no obligation to disclose such information to the Company or to use such information in connection with any contemplated transaction.

25. Anti-Money Laundering. To help the United States government fight the funding of terrorism and money laundering, the federal laws of the United States require all financial institutions to obtain, verify and record information that identifies each person with whom they do business. This means ATIS must ask the Company for certain identifying information, including a government-issued identification number (e.g., a U.S. taxpayer identification number) and such other information or documents that ATIS considers appropriate to verify the Company’s identity, such as certified articles of incorporation, a government-issued business license, a partnership agreement or a trust instrument.

26. Miscellaneous. The Company represents and warrants that it has all requisite power and authority to enter into and carry out the terms and provisions of this Agreement and the execution, delivery and performance of this Agreement does not breach or conflict with any agreement, document or instrument to which it is a party or bound. Furthermore, the Company represents and warrants that no consent, permit, waiver, approval or authorization of any third party in connection with the execution, delivery and performance by the Company of this Agreement is required or has not been obtained. This Agreement shall not be modified or amended except in writing signed by ATIS and the Company. This Agreement shall be binding upon and inure to the benefit of both ATIS and the Company and their respective assigns, successors, and legal representatives. Neither party shall assign any of its obligations hereunder without the prior written consent of the other party. This Agreement constitutes the entire agreement of ATIS and the Company with respect to the subject matter hereof and supersedes any prior agreements with respect to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including electronic counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. The undersigned hereby consents to receipt of this Agreement in electronic form and understands and agrees that this Agreement may be signed electronically. In the event that any signature is delivered by electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or otherwise by electronic transmission evidencing an intent to sign this Agreement, such electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Agreement by electronic mail or other electronic transmission is legal, valid and binding for all purposes.

In acknowledgment that the foregoing correctly sets forth the understanding reached by ATIS and the Company, please sign in the space provided below, whereupon this Engagement Letter shall constitute a binding Agreement as of the date indicated above.

Very truly yours,

AMERICAN TRUST INVESTMENT SERVICES, INC.

By:

Name:

Title:

Date:

Accepted and Agreed:

Nova LifeStyle, Inc.

By:

Name:

Title:

Date: